Exhibit 10.8

April 18, 2001

Accenture SCA
398 Route d’Esch
L-1471
Luxembourg

Ladies and Gentlemen:

(1) Reference is made to the Transfer Rights Agreement, dated as of April 18, 2001 (as amended, supplemented, waived or otherwise modified, the “Transfer Rights Agreement”; terms defined therein used herein as so defined), among Accenture SCA, a Luxembourg société en commandite par actions, and the covered persons party thereto.

(2) The undersigned agrees that if (1) the General Partner of Accenture SCA holds more than 40% of the issued share capital of Accenture SCA and (2) Accenture SCA receives a satisfactory opinion from an internationally recognized counsel or professional tax advisor that such exchange should be without tax cost with respect to the undersigned, Accenture SCA may cause the undersigned to deliver any Common Share beneficially owned by the undersigned to Accenture SCA or its assignee in exchange for delivery to the undersigned of the number of Accenture Ltd Class A Common Shares that is equal to the Valuation Ratio.

(3) The undersigned agrees to execute such additional documents and take such further action as may be reasonably necessary to effect the provisions of this letter agreement.

(4) This letter agreement may not be amended except by an instrument signed in writing by each of the parties hereto or waived except by the party granting the waiver. This agreement shall be governed by and construed in accordance with the laws of Luxembourg.

                  Very truly yours,

                  _________________________________
                  Name:

Acknowledged and agreed:

ACCENTURE SCA
By: ACCENTURE LTD, its General Partner

By _________________________________
      Name:
      Title: